UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 17, 2016

Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338
(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 17, 2016, Commercial Metals Company (“CMC”) issued a press release (the “Press Release”) announcing that on Friday, June 10, 2016, the Company, through its wholly owned Australian subsidiary, G.A.M. Steel Pty. Ltd., signed a definitive asset sale agreement to sell its remaining steel distribution assets located in Australia. The facility, located in Melbourne, Victoria, distributes and processes primarily long steel products. The transaction is expected to close in July 2016 and is subject to customary closing adjustments.

The Press Release also notes that for the third fiscal quarter ended May 31, 2016, CMC anticipates recording a non-cash impairment charge in the range of $14.0 - $16.0 million in its results from discontinued operations, including the impact of an approximate $13.5 million accumulated foreign currency translation loss.

A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed or furnished, as applicable, with this Form 8-K.

99.1	Press Release issued by Commercial Metals Company on June 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: June 17, 2016

	By:	/s/ Paul K. Kirkpatrick
	Name:	Paul K. Kirkpatrick
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Commercial Metals Company on June 17, 2016.